UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2019

Jerrick Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2050 Center Avenue, Suite 640

Fort Lee, NJ 07024

(Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on May 26, 2016, Jerrick Media Holdings, Inc. (the “Company”) entered into a loan agreement (the “May 2016 Loan Agreement”) with Arthur Rosen, an individual (“Rosen”), pursuant to which Rosen provided the Company a secured term loan of $1,000,000 (the “Loan”), subsequently amended to extend the maturity date to May 15, 2019. In connection with the May 2016 Loan Agreement, on May 26, 2016, the Company and Rosen entered into a security agreement (the “May 2016 Security Agreement”), pursuant to which the Company granted to Rosen a senior security interest in substantially all of the Company’s assets. As of June 3, 2019 (the “Closing Date”), pursuant to the Loan, Rosen was owed an outstanding unpaid principal amount of $1,000,000 and $95,833 of outstanding unpaid interest (the “Prior Debt Amount”).

On June 3, 2019 (the “Closing Date”) the Company and Rosen entered into that certain Debt Exchange Agreement (the “Debt Exchange Agreement”) whereby Rosen exchanged the Prior Debt Amount for Rosen’s acceptance of a joint and several interest in a new term loan (the “June 2019 Loan”) pursuant to the terms and conditions outlined in that certain Loan Agreement dated, June 3, 2019 (the “June 2019 Loan Agreement”), between the Company, the Investor and an additional accredited investor (the “Additional Investor”).

Pursuant to the terms of the June 2019 Loan Agreement, the Additional Investor is to fund the Company as follows: (i) $600,000 on June 3, 2019; and (ii) $600,000 on July 1, 2019. Rosen and the Additional Investor shall have a joint and several interest in the June 2019 Loan in the principal aggregate amount of $2,400,000, assuming the Additional Investor funds the Company in accordance with the foregoing.

The June 2019 Loan matures upon the earlier of: (i) December 3, 2019; or (ii) any earlier date on which the entire June 2019 Loan is required to be paid in full, by acceleration or otherwise. The June 2019 Loan bears interest at a rate of 12.5% per annum. If the principal amount of the June 2019 Loan is not repaid within six (6) months from date of the June 2019 Loan Agreement, the interest rate shall increase to 14.5% per annum.

In connection with the June 2019 Loan Agreement, the Parties entered into a security agreement (the “June 2019 Security Agreement”) pursuant to which the Company granted to Rosen and the Additional Investor a senior security interest in the Company’s assets related to a slide collection from a magazine publisher as further defined therein.

The above descriptions of the May 2016 Loan Agreement, the Security Agreement, the June 2019 Loan Agreement, the Debt Exchange Agreement and the June 2019 Security Agreement do not purport to be complete and are qualified in their entirety by the full text of such documents, filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 above is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Loan Agreement by and between the Company and Arthur Rosen, dated May 26, 2016 (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 2, 2016).

10.2	Security Agreement by and between the Company and Arthur Rosen, dated May 26, 2016 (Incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated June 2, 2016).

10.3*	Debt Exchange Agreement with Arthur Rosen dated June 3, 2019

10.4*	Loan Agreement by and between the Company, Arthur Rosen and Eric Goldberg, dated June 3, 2019

10.5*	Security Agreement by and between the Company, Arthur Rosen and Eric Goldberg, dated June 3, 2019

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERRICK MEDIA HOLDINGS, INC.

Dated: June 5, 2019	By:	/s/ Jeremy Frommer
Jeremy Frommer Chief Executive Officer

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